Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

NEWS

Vista Gold Corp. Receives $2.4 Million Awak Mas Option Payment

Denver, Colorado, May 5, 2020 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced receipt of $2.4 million from PT Masmindo Dwi Area (“PT Masmindo”) to exercise its option to cancel 50% of the Awak Mas net smelter return (“NSR”) royalty. Management has also scheduled a conference call on May 8, 2020 at 10:00 am MT to discuss first quarter 2020 financial results and provide a general corporate update.

Vista holds an NSR royalty on the Awak Mas project in Indonesia. During 2019, Vista and PT Masmindo amended the original royalty agreement to grant PT Masmindo the right to cancel the NSR royalty held by Vista (see news releases November 4, 2019 and April 30, 2020). Receipt of this payment cancels 50% of the NSR royalty, and PT Masmindo retains the right to cancel the remaining 1.0% NSR royalty on the first 1,250,000 ounces of gold produced and 1.25% NSR royalty on the next 1,250,000 ounces of gold produced for an additional payment of $2.5 million by April 30, 2021. If PT Masmindo does not make the $2.5 million payment by April 30, 2021, Vista will retain the remaining royalty interest and can pursue alternative monetization strategies.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We are pleased to have received the first of two option payments from PT Masmindo related to the cancelation of Vista’s Awak Mas NSR royalty. The $2.4 million strengthens our balance sheet as we advance our activities to seek a strategic partner for the construction and development of our Mt Todd Gold Project. Our efforts to monetize other non-core assets are ongoing.”

Management Conference Call

A conference call with management to review our financial results for the first quarter ended March 31, 2020 and to discuss corporate and project activities is scheduled for May 8, 2020 at 10:00 am MDT.

Participant Toll Free: 888-378-4413

Participant International: 647-792-1280

Conference ID: 7842578

This call will be archived and available at www.vistagold.com after May 8, 2020. Audio replay will be available for 21 days by calling toll-free in North America: 888-203-1112.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

All dollar amounts in this press release are in U.S. dollars.

About Vista Gold Corp.

The Company is a gold project developer. The Company’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia and as presently designed, is expected to be Australia’s 5th largest gold producer on an annual basis.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including the receipt of other future option payments for the Awak Mas project and our ongoing efforts to monetize non-core assets are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: there are no changes to laws or regulations impacting mine development or mining activities, our assumptions with respect to the current economic conditions, the price of gold and current market conditions. When used in this press release, the words “expect,” “intend,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks relating to political and economic instability; changes to laws or regulations impacting mine development or mining activities, uncertainty regarding current economic conditions, the price of gold and current market conditions; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2020 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

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